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Exhibit 10.23

CONEXANT REVIEW AGREEMENT

        THIS CONEXANT REVIEW AGREEMENT (the "Agreement"), dated as of March 12, 2002, is entered into by and between Conexant Systems, Inc., a Delaware corporation ("Conexant"), Specialtysemi, Inc., a Delaware corporation ("Specialtysemi"), and Newport Fab, LLC, a Delaware limited liability company ("Newport Fab" and, together with Specialtysemi, the "Companies" and each a "Company").

Recitals

        WHEREAS, Conexant directly and indirectly owns a minority of the equity securities of Specialtysemi and Newport Fab as of the date hereof;

        WHEREAS, Specialtysemi owns all of the membership interests of Newport Fab;

        WHEREAS, Conexant has requested to be granted, and Specialtysemi and Newport Fab have agreed to grant to Conexant, the right to review the books and records of each Company, including, without limitation, financial data (including projections) and operating data covering the business, operations and financial performance of the Companies (collectively, the "Books and Records"); and

        WHEREAS, Conexant has requested to be granted, and each Company has agreed to grant to Conexant, the right to consult with management of each Company regarding its operations.

Agreement:

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

          A.    Each Company shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of each Company in accordance with GAAP, to the extent GAAP is applicable. Each Company shall provide Conexant with reasonable access to all Books and Records during regular business hours and allow Conexant to make copies and abstracts thereof.

          B.    Conexant shall have the right to consult from time to time with management of each Company at its place of business regarding operating and financial matters.

          C.    The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any laws thereof which would direct application of law of another jurisdiction.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

CONEXANT SYSTEMS, INC. a Delaware corporation

By:	/s/ DWIGHT DECKER
Name:	Dwight Decker
Title:	Chief Executive Officer

SPECIALTYSEMI, INC. a Delaware corporation

By:	/s/ CLAUDIUS E. WATTS IV
Name:	Claudius E. Watts IV
Title:	President

NEWPORT FAB, LLC, a Delaware limited liability company

By:	/s/ SCOTT SILCOCK
Name:	Scott Silcock
Title:	Director of Operations

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  Exhibit 10.23